Exhibit 5.1

April 22, 2025

NanoVibronix, Inc.

969 Pruitt Place

Tyler TX 75703

Re:	NanoVibronix, Inc.
Registration Statement on Form S-1, as amended (Registration No. 333-284973)

Ladies and Gentlemen:

We have acted as counsel to NanoVibronix, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (Registration No. 333-284973) and the preliminary prospectus forming a part of the registration statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 14, 2025, as thereafter amended or supplemented (the “Registration Statement”). The Prospectus relates to the registration of the proposed offering of up to $16,000,000, consisting of (i) 16,000 shares of Series G Convertible Preferred Stock (the “Preferred Stock”), par value $0.001 per share and with an assumed stated value of $1,000 per share (the “Preferred Shares”), convertible into 2,480,620 shares of common stock (the “Conversion Shares”) of the Company, par value $0.001 per share (the “Common Stock”), (ii) 868,217 shares of Common Stock issuable as cumulative dividend at the rate per share of 7% per annum of the assumed stated value per share of $1,000, until the fifth anniversary of the date of issuance of the Preferred Stock (the “Dividend Shares”), (iii) warrants (the “Warrants”) to purchase 2,480,620 shares of Common Stock (the “Warrant Shares”), and (iv) placement agent warrants (the “Placement Agent Warrants”) to purchase 198,450 shares of Common Stock (the “Placement Agent Warrant Shares”). The Preferred Shares, the Conversion Shares, the Dividend Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof (together, the “Company Charter Documents”), (ii) certain resolutions of the Board of Directors of the Company (the “Board”) related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of securities purchase agreement to be entered into by and among the Company and the purchaser named therein (the “Securities Purchase Agreement”), (v) the form of Warrant, (vi) the form of Placement Agent Warrant, (vii) the engagement letter, dated as of February 11, 2025, by and between the Company and Dawson James Securities, Inc. (the “Engagement Letter”), (viii) the form of Certificate of Designations of the Series G Convertible Preferred Stock (the “Certificate of Designations”) to be filed prior to issuance of the Preferred Shares with the Secretary of State of the State of Delaware, (ix) a certificate executed by an officer of the Company, dated as of the date hereof, and (x) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have also assumed that, at the time of the issuance of the Securities: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the resolutions of the Board referred to above will not have been modified or rescinded; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus; and (iv) the Securities Purchase Agreement will have been duly authorized and validly executed and delivered by the parties thereto and will be enforceable against the parties thereto in accordance with its terms and the Certificate of Designations will have been duly authorized and validly executed and filed with the Secretary of State of the State of Delaware.

The opinion expressed herein is limited to the Delaware General Corporation Law and the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We have not considered, and express no opinion, as to the laws of any other state or jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law ruled of the Opined on Law or as to the effect of any such other laws on the opinions stated herein.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Certificate of Designations has been duly executed and filed with the Secretary of State of the State of Delaware, and the Preferred Shares have been issued and delivered in accordance with the Securities Purchase Agreement and the Certificate of Designations against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement and the Certificate of Designations, the Preferred Shares will be validly issued, fully paid and non-assessable.

2.	When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

3.	When the Placement Agent Warrants have been issued and delivered in accordance with the Engagement Letter, the Placement Agent Warrants will constitute valid and legally binding obligations of the Company.

4.	When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Certificate of Designations has been duly executed and filed with the Secretary of State of the State of Delaware, and the Conversion Shares and/or the Dividend Shares have been issued and delivered in accordance with the Certificate of Designations, the Conversion Shares, and/or the Dividend Shares, as applicable, will be validly issued, fully paid and non-assessable.

5.	When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement and the Warrant Shares have been issued and delivered in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

6.	When the Placement Agent Warrants have been duly executed by the Company and delivered pursuant to the terms of the Engagement Letter and the Placement Agent Warrant Shares have been issued in accordance with the terms of the Placement Agent Warrants, the Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein as to the validity and legally binding obligation of the Warrants and the Placement Agent Warrants are subject to and qualified and limited (i) by applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP